SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2014

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On August 21, 2014, Wausau Paper Corp. (the “Company”) held its Annual Meeting of Shareholders.  The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.

The three nominees proposed by the Board of Directors as Class III directors for a three-year term expiring at the 2017 Annual Meeting were elected by the following votes:

Name	For	Withheld	Broker Non-Votes

Londa J. Dewey	38,971,570	4,355,790	2,861,430
Gary W. Freels	38,965,631	4,361,729	2,861,430
Gavin T. Molinelli	42,263,723	1,063,637	2,861,430

Other continuing directors include:  (1) Class I directors Michael C. Burandt and Charles E. Hodges, whose terms expire at the 2015 Annual Meeting; and (2) Class II directors, G. Watts Humphrey, Jr., John S. Kvocka, and George P. Murphy, whose terms expire at the 2016 Annual Meeting.

2.

A proposal entitled “Advisory Vote on Executive Compensation,” which allowed shareholders to approve or disapprove of our executive compensation programs and policies, was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
40,769,941	1,142,648	1,414,771	2,861,430

3.

A proposal for ratification of the audit committee’s selection of Deloitte & Touche LLP as our independent auditor for the 2014 fiscal year was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
45,659,159	478,142	51,489	–

4.

A proposal from Gabelli Funds, LLC, one of our shareholders, regarding a request to the Board of Directors to redeem the Company’s preferred share purchase rights was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
37,483,361	5,668,953	175,046	2,861,430

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  August 25, 2014

By:  SHERRI L. LEMMER

Sherri L. Lemmer

Senior Vice President and Chief Financial Officer